UNITED STATES
                 SECURITIES AND EXCHANGE COMMISSION


                       Washington, D. C. 20549


                                 FORM 8/A


                             CURRENT REPORT


  Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


 Date of Report (Date of earliest event reported): 10 January 2005


                        BLACKSTOCKS DEVELOPMENT CORP.
                       ----------------------------
                (Exact name of registrant as specified in its charter)


         Delaware                     000-49914                  03-0459617
     -----------------             -----------------       -------------------
(State or other jurisdiction         (Commission               (IRS Employer
     of incorporation)                File Number)          Identification No.)



                     120 North Cedar St. | Suite 3809
                             Charlotte, NC 28202
                      ----------------------------------
           (Address of Principal Executive Offices including Zip Code)


                                704-547-7090
                             ------------------
                         (Issuer's Telephone Number)




Item 1. Changes in Control of Registrant.

 None

Item 2. Acquisition or Disposition of Assets

 None

Item 3. Bankruptcy or Receivership

 None

Item 4. Changes in Registrant's Certifying Accountant

None

Item 5. Other Events

 None

Item 6. Resignations of Registrant's Directors

None

Item 7. Financial Statements and Exhibits

None

Item 8.01 Changes In Registrant's Business and Plan of Operations.

This Form 8-K/A is being filed to correct the previous Form 8 filed on Jan 4, 2005 which announced a change in the Company's plan of operations from a company that provides childcare services to one that provides both childcare services and distribution services for wireless, mobile and other telecommunications products and services.

In this endeavor, On December 20, 2004, the Company entered into a joint venture agreement with Factory Direct, LTD (Factory). The joint venture will provide distribution services in the United States and Internationally, distributing, wholesaling, and the manufacturing of cell phones, mobile, wireless, telecommunications and other related, products and services. Some of Factory's and the Joint Venture's customers include, Sprint PCS, AT&T, Worldcom, Bright Point and Orange. The agreement covers a three year period. The parties agreed that the contract services agreement is valued at $4,497,000 based on the initial purchase order. In exchange for the contract services and joint venture agreement the Company agreed to issue common stock to Factory valued at the agreed upon contract price. Retroactive to December 1, 2004, the Joint Venture signed a three year contract with Sprint PCS to provide Nokia cell phones and other Wireless products. The initial purchase order from Sprint PCS is valued at $42 million and covers six months. The initial order will be delivered in January 2005.

In addition to its distribution business, the Company continues to carry out its business plan of establishing a national childcare network presently considering three acquisitions in North Carolina, Missouri, and Georgia.


Index to Exhibits


Exhibit 10.25     Factory - Joint Venture Agreement/with Addendum



Signatures

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                BLACKSTOCKS DEVELOPMENT CORP.
                                                 -----------------------------
                                                 (Registrant)


Date:  10 January 2005                                   /s/ Alton Perkins
                                                 -----------------------------
                                                 Alton Perkins, Chief Executive
                                                 Officer


Exhibit 10.25     Factory - Joint Venture Agreement/with Addendum


JOINT VENTURE AGREEMENT: Form of general agreement between parties to conduct a business operation as a joint venture
Agreement made 20th  Day of December 2004, between the following:

Blackstocks Development Corporation
a Delaware Corporation with offices at
120 North Cedar St. | Suite 3809
Charlotte, NC, 28202

And

Factory Direct Ltd. of New York
a New York Corporation with offices at
175 Sunnyside, Blvd.
Plainview, New York, 11803

RECITALS

1.	The parties desire to conduct a business operation together.
2.	Each party is willing to invest money and or other assets to finance the conduct of the operation.
3.	It is agreed that the most desirable form of business for
conducting the operation is a joint venture.
For the reason recited above, and in consideration of the mutual covenants contained in this agreement, the parties agree as follows:

SECTION ONE.
SCOPE AND DESCRIPTION

By this agreement, the parties create a joint venture to engage in the business in the United States and Internationally, distributing, wholesaling, and manufacturing of cell phones, mobile, wireless, telecommunications and other related, products and services for profit. The joint venture shall be conducted under the name of Factory Direct/Blackstocks Development Corp Joint Venture from the place of business at Blackstocks Development Corp 120 North Cedar St.
| Suite 3809, Charlotte, NC 28202, and Factory Direct Ltd. 175 Sunnyside, Blvd., Plainview, New York, 11803 and other places as designated in writing by the Joint Venture parties. All business resulting from the contracts as attached hereto and subsequent contracts established by the companies shall be a part of this Joint Venture.

SECTION TWO.
CONTRIBUTIONS

Blackstocks Development Corporation shall provide:
Capital, funding, finance, banking arrangements, credit facilities, credit lines, contract opportunities, staffing, contract and asset management services and strategic planning and operations for capital development and formation for business growth.

Factory Direct Ltd. shall provide:
Capital, contract opportunities, and negotiate agreements between buyers and sellers for products and services for distribution, wholesaling, manufacturing, inspection and product and management services.

SECTION THREE.
CONDUCT OF VENTURE

Factory Direct shall be responsible for operations and management of the joint venture's buyer and seller and product delivery functions and shall be responsive to the policies established and agreed on by the parties of the joint venture. All matters involving buyer/seller and product delivery shall be the responsibility of Factory Direct. Blackstocks Development Corporation shall be responsible for the operations, management, and structure of all matters pertaining to funding, finance, credit lines, credit facilities, banking arrangement, capital raising, asset management, and management agreements to ensure that the Joint venture is properly funded to deliver on business opportunities available to the Joint Venture. Additionally, Blackstocks Development Corporation shall assist in identifying buyers/suppliers and other business opportunities. All banking information and all information concerning each transaction shall be made available to all parties at all times. All parties shall approve any and all expenses and disbursements. The parities agree to establish arrangements that allow banking/financing or investment officials fiduciary responsibility and serve as the conduit for making all disbursements for buyers and sellers, and to the joint venture partners. The distribution of profits, if any, shall be negotiated between parties on a transaction by transaction basis, and shall be in writing.

SECTION FOUR.
TITLE TO PROPERTY

All legal title to property acquired by the joint venture, whether real or personal, shall be taken in the name Factory Direct/ Blackstocks Development Corp Joint Venture, as trustee for the parties, and shall be held for their interest. The interest of each party in such property shall be proportionate to each company's share of the profits of the venture.

SECTION FIVE.
DIVISION OF PROFITS

The net profits earned by the joint venture, calculated at the end of each transaction, shall be divided among the parties as follows: each transaction shall be negotiated on a transaction basis and maintained in writing. The appropriate official of each company must sign in writing agreeing to the negotiated distribution of profits and or fees involved in each transaction. No other remuneration shall be received by the parties from the joint venture. The net profits will be calculated by first deducting all operating expenses from gross income of the joint venture.

SECTION SIX.
APPORTIONMENT OF LOSSES

The parties shall bear any net loss sustained by the venture in any fiscal year as follows: in proportion and in percent to the amount of expected profit from each transaction. Any assessment against a party for a loss shall be payable to the joint venture not later than 10 days after the end of a transaction.

SECTION SEVEN.
RECORDS AND ACCOUNTING

Blackstocks Development Corporation shall maintain or cause to be maintained a complete set of audited and reviewed records, statements, and accounts concerning the total operation of the joint venture, in which books shall be entered, fully and accurately, each transaction pertaining to the venture. All the books will be open at all times for inspection and examination by all venture partners or their agent.

The fiscal year of the joint venture shall commence on 1st of January and close on the 31st of December each year of operation. All accounting based on fiscal year figures shall be completed within 15 days after the close of the fiscal year.

SECTION EIGHT.
INSURANCE AND SURETY BONDS

All transactions shall be require insurance and surety bonds as agreed between the parties.

SECTION NINE.
ASSIGNMENTS AND TRANSFERS

Neither party shall assign or transfer his or her rights or duties in the joint venture without the express written consent of the other party. Any transfer or assignment made without the consent of the other party shall not relieve the transferor or assignor of his or her duties or obligations under this agreement.

SECTION TEN.
ARBITRATION

The assignment of specific duties and authority to each Joint venture partner was made to avoid major differences between the parties as to conduct of the venture. The parties declare that the terms of this agreement are controlling as to each of them. Any matter in dispute, and which is not provided for in this agreement, shall be submitted to arbitration in the state of New York or North Carolina.

SECTION ELEVEN.
DEATH OR INCAPACITY OF PARTY

The death or incapacity, or bankruptcy of a party shall cause the joint venture to be dissolved at the completion of that current fiscal year. The annual net profits and proceeds from the sale of assets shall be divided pro rata between the surviving party and the legal representative or guardian of the deceased or incapacitated party.

SECTION TWELVE.
TERM

The effective date of this agreement shall be the date first above written, and the agreement shall continue in effect for a period of 3 years from that date, or until the parties agree to terminate the venture.

SECTION THIRTEEN.
TERMINATION OF AGREEMENT

On termination of this agreement for any cause whatever, the joint venture shall be wound up and dissolved in accordance with the agreements of the parties.

SECTION FOURTEEN.
DOCUMENTS INCORPORATED
On termination of this agreement for any cause whatever, the joint venture shall be wound up and dissolved in accordance with the agreements of the parties.

-	All documents and agreements previously signed by the parties concerning arrangements to conduct business.
-	Non circumvent and non-contestant default judgments previous signed by the parties
-	All contracts and fee agreements previously signed by the parties.

In witness whereof, the parties have executed this agreement at 20th Day of December 2004 the day and year first above written.

For: Blackstocks Development Corporation:

 	 /s/                                  12/20/04
     Al Perkins	                             Date
Chairman & CEO

For: Factory Direct Ltd.

 	 /s/  	                               12/20/04
     Richard DiBiase	                     Date
President